EXECUTION VERSION Page 1 CONFIDENTIAL SETTLEMENT AND RELEASE AGREEMENT THIS SETTLEMENT AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of the 7th day of November, 2023 (the “Effective Date”), by and between CFPP LLC, a Utah limited liability company (“CFPP”) wholly owned by Utah Associated Municipal Power Systems, a political subdivision of the State of Utah (“UAMPS”), and NuScale Power, LLC, a Delaware limited liability company (“NuScale”), which may hereinafter be referred to collectively as the “Parties” or individually as a “Party.” WHEREAS, CFPP has been engaged in developing, siting, permitting and licensing a 6-module 462 Mwe nuclear generating facility (the “Project”) to be located on land at the Department of Energy’s Idaho National Laboratory Site incorporating NuScale’s small modular reactor technology; WHEREAS, CFPP and NuScale are parties to a certain Development Cost Reimbursement Agreement dated December 31, 2020, which was subsequently amended on April 30, 2021, May 30, 2021, and February 28, 2023, and Long Lead Material Reimbursement Agreement dated February 28, 2023 (collectively the “Contract”), which set forth certain events for which CFPP is entitled to reimbursement of its Net Development Costs. All capitalized terms not defined herein shall have the meaning set forth in the Contract; WHEREAS, NuScale has provided credit support to CFPP to secure its reimbursement obligations under the Contract in the form of two letters of credit issued to CFPP from BNP Paribas: Letter of Credit No. 04169150 in the amount of $31,600,000 and Letter of Credit No. 04170621 in the amount of $46,000,000 (the “Letters of Credit”); WHEREAS, CFPP and DOE have executed DOE Office of Nuclear Energy Award No. DE- NE008935 for $1.355 billion dated as of October 16, 2020 for the siting and licensing of the Project (the “DOE Award”), with NuScale identified as a contractor, subcontractor or subrecipient under the DOE Award. WHEREAS, CFPP and NuScale desire to amicably terminate the Contract and to compromise and settle any and all claims arising out of or relating in any way to the Project and/or the Contract that have arisen as of the Effective Date (collectively, the “Claims”) on a fair, adequate and reasonable basis and without any admission of wrongdoing by either Party as more fully described herein. NOW THEREFORE, in consideration of the above recitals, which constitute acknowledgements and agreements between the Parties and are incorporated into the Agreement as an integral part hereof, the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Settlement. CFPP and NuScale agree that: a. The Parties agree to wind down the Project as set forth herein. Except as set forth herein, the Parties performance under the Contract shall be suspended from the Effective Date of this Agreement until this Agreement is terminated as set forth herein. b. NuScale and CFPP will direct BNP Paribas to transfer [**] from the restricted account (the “Account”) established with BNP with respect to the Letters of Credit to CFPP. Such amount is an estimate of 100% of CFPP’s Net Development Costs as of October 31, 2023 (“Initial Settlement Payment”). To effectuate the transfer of the Initial Settlement CERTAIN IDENTIFIED INFORMATION, MARKED BY [**], HAS BEEN EXCLUDED FROM THIS AGREEMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) IS THE TYPE OF INFORMATION THAT REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

EXECUTION VERSION Page 2 Payment, CFPP shall (a) deliver to BNP such instruments as are necessary to surrender and cancel Letter of Credit No. [**] (current amount of US$[**]) and (b) deliver to BNP such instruments as are necessary to reduce the stated amount of the Letter of Credit No. [**] (current amount of US$[**]) to US$[**]. Upon such cancellation and reduction, the amount of the Initial Settlement Payment shall be transferred immediately to CFPP for receipt by November 8, 2023. Pending such transfer, the Initial Settlement Payment shall be set aside and held in the Account for the exclusive benefit of CFPP. The amount and accounting for the Initial Settlement Payment shall be detailed in Exhibit A hereto. For the purposes of making the Initial Settlement Payment, Exhibit A shall include reported DOE eligible costs less UAMPS employee salaries through 10/31/2023. CFPP will provide additional detail upon request. The total incurred DOE eligible costs will be multiplied by [**]% to determine the amount of the Initial Settlement Payment. If the Initial Settlement Payment is not timely received by CFPP for any reason under NuScale’s control, or in the event there is a Bankruptcy Event of NuScale, the payment of 100% of Net Development Costs under the Contract (including projected future wind down costs) shall become immediately due and payable to CFPP. The Parties shall cooperate to resolve any delays in payment caused by third parties. The Parties shall work cooperatively to: (1) use commercially reasonable efforts to ensure that the Initial Settlement Payment is timely completed; (2) work efficiently to minimize Project costs during the winddown period and identify scopes of work that should continue to be performed at NuScale’s expense or terminated; (3) cooperate in accounting for such costs; and (4) determine the final amounts due as provided in paragraph 1.d. c. Each of the Parties hereto shall, after the Effective Date, use their respective commercially reasonable efforts to take or cause to be taken all appropriate action, do or cause to be done all things reasonably required and appropriate, and execute and deliver such documents and other papers, as may be reasonably required or appropriate to carry out the disposition of the Project Assets consistent with winding down the Project. A Preliminary List of Project Assets is attached as Exhibit B. d. Within 45 days of the earlier of the close out of the DOE Award or the transfer of CFPP LLC to NuScale, CFPP will provide NuScale with an accounting of the additional Net Development Costs incurred by CFPP (“Final Accounting”). The Final Accounting shall be documented with an updated revision of Exhibit A Exhibit A, which shall include an accounting of reported DOE eligible costs incurred by work breakdown account ID, Description, period and cost in detail and in summary, less salaries UAMPS employees, so that both Parties have a clear understanding of costs that have been incurred and will be additionally evidenced by providing NuScale with the Final Federal Financial Report for the Award DE-NE0008935 and a report from VIPERS (Vendor Invoicing Portal & Electronic Reporting System) which evidences what the DOE paid to CFPP. Within five (5) days of receiving the Final Accounting, the Parties will meet and confer as needed to resolve any questions around and agree upon the Final Accounting. Within 30 days of agreement regarding the Final Accounting, NuScale shall pay CFPP any additional Net Development Costs incurred by CFPP or CFPP shall refund any excess Net Development Costs to NuScale. Prior to issuing a reconciliation payment, which in either case shall be considered a “Final Settlement Payment,” the Parties shall agree on an amended version of Exhibit B to be a Final List of Project Assets, which shall specify the ownership disposition of each of the Project assets. If either Party fails to make the Final Settlement Payment as described herein, such failure shall constitute a failure to pay Net Development Costs under the Contract when due. Subject to Section 3, the Contract shall terminate ten (10) days after receipt of the Final Settlement Payment.

EXECUTION VERSION Page 3 e. The Parties have mutually agreed on the press release, which will be attached as Exhibit C. The Parties will make best efforts to supplement Exhibit C with Agreed Talking Points by November 8, 2023 at 4:15 p.m. Eastern Standard Time (“Press Release and Agreed Talking Points”). f. These terms shall constitute the full and final consideration and settlement of any and all Claims. 2. Mutual Release. Each Party, on its own behalf and on behalf of its heirs, executors, administrators, successors, officers, affiliated companies and assigns fully and forever waives, releases and discharges each of the other Parties and each of their heirs, executors, administrators, successors, officers, affiliated companies and assigns from all actions, causes of action, suits, debts, dues, sums of money, accounts, contracts, controversies, agreements, damages, judgments, claims and demands whatsoever, whether arising in law, equity, or otherwise, which that Party can, shall, or may have by reason of any matter, cause, or thing whatsoever arising out of or relating to the Claims that have arisen as of the Effective Date. Claims relating to the disposition of Project Assets and the true up of the Net Development Costs are not released by this provision. 3. Reservation of Rights. Notwithstanding anything to the contrary herein (including the termination of the Contract), in the event the Initial Settlement Payment or Final Settlement Payment are not timely paid by NuScale as provided herein or in the event of a Bankruptcy Event of NuScale within 90 days of its payment of the Initial Settlement Payment or Final Settlement Payment as provided in this Agreement, or NuScale otherwise fails to perform, all of CFPP’s contractual and equitable rights under the Contract (including but not limited to the Claims) shall be preserved and remain in full force and effect for all purposes. 4. Solvency. After giving effect to the consummation of the transactions contemplated by this Agreement, and as supported by the statements set forth in NuScale Power Corporation’s Form 10-Q for the quarter period ended June 30, 2023 and Form 8-K dated October 23, 2023, each of which were filed with the Securities and Exchange and Commission, NuScale affirmatively represents that it is and will be Solvent until it has met its obligations under this Agreement. This Agreement is being executed and delivered by NuScale in good faith and in exchange for fair, equivalent consideration. NuScale does not intend to incur debts beyond its ability to pay as they mature. 5. No Mistake or Duress. Parties understand and agree that this Agreement shall not be subject to any claim of mistake of fact or law and is not the result of duress. Further, the Parties hereto have all had the advice of counsel in agreeing to the terms of this Agreement, and the undersigned Parties apply their signature voluntarily and with full understanding of this Agreement, and with the intent to be legally bound. 6. Confidentiality. Except for the Press Release and Agreed Talking Points, CFPP and NuScale agree that neither Party, nor their legal counsel, employees, agents, consultants, board members or representatives shall discuss with any person or entity the existence or terms of this Agreement or the amount of or details concerning this settlement and release, except as may be required in response to a legal, insurance, or regulatory process (including informal discussions with regulators about the termination of the Project) or on a need-to-know basis for the purpose of administering this Agreement. Any discussion of the reasons for project termination shall be limited to the Press Release and Agreed Talking Points. 7. Compelled Disclosure.

EXECUTION VERSION Page 4 a. Government Records Access and Management Act. NuScale understands that UAMPS is a political subdivision of the state of Utah and subject to public records disclosure statutes and accompanying regulations including without limitation the Utah Government Records Access and Management Act, Utah Code Ann. §§ 63G-2-101, et seq. (“Disclosure Laws”). The parties agree that this Agreement is confidential commercial information that could result in competitive injury to NuScale if it were disclosed. b. If either Party believes it may be required by law, including Disclosure Laws, to disclose this Agreement to any third party for any reason, such Party will promptly notify the other Party in writing of such requirement or obligation (together with a copy of any relevant access request, court order, or other evidence giving rise to such obligation). If the proposed disclosure is subject to judicial review, such notice is to enable the other Party to seek appropriate protective relief and/or to take steps to challenge or narrow the scope of any required disclosure. Parties shall cooperate in any such action, but the Party seeking to limit disclosure shall bear related legal costs. 8. Cooperation of the Parties. The Parties agree to cooperate fully and to execute any and all other documents that may be necessary or appropriate to effectuate the terms and intent of this Agreement. 9. Attorneys’ Fees and Costs. Each Party agrees to bear its own attorneys’ fees and costs arising from or related to the Claims and all related matters, except in relation to enforcement of this Agreement. If a Party hereto has to enforce the terms of this Agreement, it shall be entitled to recover its reasonable attorneys’ fees and costs incurred in doing so, whether or not incurred in relation to court proceedings. 10. Severability. The unenforceability or invalidity of any provision in this Agreement shall not affect the enforceability or validity of any other provision herein, and the invalidity or unenforceability of any provision in this Agreement as to any person, entity, or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons, entities, or circumstances, except in the event either the Claims or any asserted or potential counterclaims are not fully released in accordance with Section 2 hereinabove, in which case the entire Agreement shall be void. 11. Authority. Each Party represents and warrants that it possesses full authority to enter into this Agreement and to lawfully and effectively effect the release provided herein. Each Party further confirms that the person signing this Agreement on its behalf is fully authorized and empowered to do so. 12. Governing Law. This Agreement and any rights, remedies, or obligations provided for hereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Utah, excluding its conflict of laws provisions. 13. Counterparts. This Agreement may be executed in counterparts and when so executed and delivered shall be deemed an original, and both counterparts together shall constitute one and the same instrument. 14. Execution by Email. This Agreement shall be duly executed upon delivery of the executed signature page by email transmission or by the physical exchange of signed copies. 15. Integration. This Agreement is intended to constitute the whole and entire agreement of the Parties and its enforceability or interpretation cannot be governed by any other instrument, document, contract or other paper, except as authorized or referenced in this Agreement. 16. Construction. This Agreement shall be construed as if the Parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one Party.

EXECUTION VERSION Page 5 17. No Admissions. It is understood between the Parties that this Agreement is the result of a compromise and settlement, and that no Party’s action by entering into this Agreement is to be considered an admission on the part of the other Party. 18. No Waiver. Any failure to enforce any of the terms and/or conditions of this Agreement by any Party shall not constitute a waiver of such Party's right(s) to assert any of the terms and/or conditions of this Agreement, including any term or condition that such Party failed to enforce.

EXECUTION VERSION Page 6 IN WITNESS WHEREOF, the duly authorized representative of each Party has executed this Agreement by its signature on the date first written above. NUSCALE POWER, LLC CFPP LLC By: By: Printed Name: Printed Name: Title: Title: Schedule of Exhibits: Exhibit A: Detailed Accounting for Initial Settlement Payment Exhibit B: Preliminary List of Project Assets Exhibit C: Press Release and Agreed Talking Points [signature page] John Hopkins President & Chief Executive Officer

EXECUTION VERSION Page 7 Exhibit A: Detailed Accounting for Initial Settlement Payment [**]

EXECUTION VERSION Page 8 Exhibit B: Preliminary List of Project Assets Title Project Assets 1 Owner Governance Infrastructure [**] 2 Project Schedule [**] 3 COLA [**] 4 EPC Engineering [**] 5 Class 2 Estimate [**] 6 Levelized Cost of Energy Model (Class 3) [**] 7 INL Site Work [**] 8 Risk Management [**] 9 NPM Long Lead Materials [**] 10 Operations and OPEX [**] 11 Quality Assurance [**] 12 Site Use Permit [**] 13 Work Breakdown Structure [**] 14 Contracts [**] 15 CFPP LLC [**]

EXECUTION VERSION Page 9 Exhibit C: Press Release and Agreed Talking Points Utah Associated Municipal Power Systems (UAMPS) and NuScale Power Agree to Terminate the Carbon Free Power Project (CFPP) PORTLAND, Ore. – Utah Associated Municipal Power Systems’ (UAMPS) and NuScale Power Corporation (NuScale) (NYSE: SMR) announced today that they have mutually agreed to terminate the Carbon Free Power Project (CFPP). Despite significant efforts by both parties to advance the CFPP, it appears unlikely that the project will have enough subscription to continue toward deployment. Therefore, UAMPS and NuScale have mutually determined that ending the project is the most prudent decision for both parties. “Through our work with UAMPS and our partnership with the U.S. Department of Energy, we have advanced our NuScale Power Modules™ to the point that utilities, governments and industrials can rely on a proven small modular reactor (SMR) technology that has regulatory approval and is in active production. Our work with CFPP over the past ten years has advanced NuScale technology to the stage of commercial deployment; reaching that milestone is a tremendous success which we will continue to build on with future customers” said NuScale President and Chief Executive Officer John Hopkins. “NuScale will continue with our other domestic and international customers to bring our American SMR technology to market and grow the U.S. nuclear manufacturing base, creating jobs across the U.S. We thank UAMPS for the collaboration that has enabled this advancement.” “This decision is very disappointing given the years of pioneering hard work put into the CFPP by UAMPS, CFPP, LLC, NuScale, U.S. Department of Energy, and the UAMPS member communities that took the leadership role to launch the CFPP,” said UAMPS Chief Executive Officer and General Manager Mason Baker. “Yet, this decision is the best course for the UAMPS members participating in the CFPP and doing what is best for those member communities will always be the guiding light in such decisions. We have learned many invaluable lessons during the development of the CFPP that we will carry forward in future development work to meet the future energy needs of the UAMPS member communities. We look forward to continue to provide innovative and cost effective new resource solutions to our members, and, at the same time, we hope NuScale is successful in deploying its technology.” Baker concluded, “We are working closely with NuScale and the U.S. Department of Energy on next steps to wind the project down.” About Utah Associated Municipal Power Systems UAMPS is an interlocal agency of the State of Utah, established in 1980. As a project-based energy services entity, UAMPS provides a variety of power supply, transmission, and other

EXECUTION VERSION Page 10 services to its 50 members, which include public power utilities in seven western states: Utah, Arizona, California, Idaho, Nevada, New Mexico, and Wyoming. www.uamps.com. About CFPP LLC The CFPP LLC is wholly owned by UAMPS and was created to develop the Carbon Free Power Project on behalf of participating UAMPS members. About NuScale Power NuScale Power Corporation (NYSE: SMR) is the industry-leading provider of proprietary and innovative advanced small modular reactor (SMR) nuclear technology, with a mission to help power the global energy transition by delivering safe, scalable, and reliable carbon-free energy. The company’s groundbreaking VOYGR™ SMR plants are powered by the NuScale Power Module™, a small, safe, pressurized water reactor that can each generate 77 megawatts of electricity (MWe) or 250 megawatts thermal (gross), and can be scaled to meet customer needs through an array of flexible configurations up to 924 MWe (12 modules) of output. As the first and only SMR to have its design certified by the U.S. Nuclear Regulatory Commission, NuScale is well-positioned to serve diverse customers across the world by supplying nuclear energy for electrical generation, district heating, desalination, commercial- scale hydrogen production, and other process heat applications. Founded in 2007, NuScale is headquartered in Portland, Ore. To learn more, visit NuScale Power’s website or follow us on LinkedIn, Facebook, Instagram, X and YouTube. Forward Looking Statements This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "will," "believes," "expects," “anticipates,” "plans" or other similar expressions). These forward-looking statements include statements relating to strategic and operational plans, capital deployment, future growth, new awards, backlog, earnings and the outlook for the company’s business or its contract negotiations. Actual results may differ materially as a result of a number of factors, including, among other things, the severity and duration of the COVID-19 pandemic and actions by governments, businesses and individuals in response to the pandemic, including the duration and severity of economic disruptions; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; failure of our partners to perform their obligations; cyber-security breaches; foreign economic and political uncertainties; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions, pandemics, public health crises, political crises or other catastrophic events; the use of estimates and assumptions in preparing our financial statements; client delays or defaults in making payments; the failure of

EXECUTION VERSION Page 11 our suppliers, subcontractors and other third parties to adequately perform services under our contracts; uncertainties, restrictions and regulations impacting our government contracts; the inability to hire and retain qualified personnel; the potential impact of certain tax matters; possible information technology interruptions; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the loss of one or a few clients that account for a significant portion of the Company's revenues; damage to our reputation; failure to adequately protect intellectual property rights; asset impairments; climate change and related environmental issues; increasing scrutiny with respect to sustainability practices; the availability of credit and restrictions imposed by credit facilities for our clients, suppliers, subcontractors or other partners; failure to obtain favorable results in existing or future litigation and regulatory proceedings, dispute resolution proceedings or claims, including claims for additional costs; failure by us or our employees, agents or partners to comply with laws; new or changing legal requirements, including those relating to environmental, health and safety matters; failure to successfully implement our strategic and operational initiatives; risks related to provisions of our convertible preferred stock; and restrictions on possible transactions imposed by our charter documents and Delaware law. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections. Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the general economic conditions and other risks, uncertainties and factors (a) set forth in the section entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s prospectus dated and filed with the U.S. Securities and Exchange Commission (“SEC”) on July 1, 2022, which is part of the registration statement on Form S-1 declared effective by the SEC on June 30, 2022, in the section entitled “Risk Factors,” (b) set forth in the section entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements” in the Company’s annual report filed on Form 10-K filed with the SEC on March 15, 2023, and under similar headings in prior filings with the SEC, and (c) associated with companies like the Company that operate in the energy industry. The referenced SEC filings are available either publicly or upon request from NuScale's Investor Relations Department at ir@nuscalepower.com. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events. Media Contact Diane Hughes, Vice President, Marketing & Communications, NuScale Power dhughes@nuscalepower.com (503) 270-9329 Investor Contact Scott Kozak, Director, Investor Relations, NuScale Power skozak@nuscalepower.com (541) 452-7583 # # #